Exhibit 4.1

KILROY REALTY, L.P., as Issuer

KILROY REALTY CORPORATION, as Guarantor

U.S. BANK NATIONAL ASSOCIATION, as Trustee

INDENTURE

Dated as of

[                    ]

[    ]% Senior Notes due [        ]

Reconciliation and tie between

Trust Indenture Act of 1939 (the “Trust Indenture Act”)

and Indenture

Trust Indenture Act Section	Indenture Section
§310(a)(1)	7.07
(a)(2)	7.07
(b)	7.07
§312(a)	5.01
(b)	5.02
(c)	5.02
§313(a)	5.03
(b)(2)	5.03
(c)	5.03
(d)	5.03
§314(a)	5.04
(c)(1)	16.05
(c)(2)	16.05
(e)	16.05
(f)	16.05
§316(a) (last sentence)	1.01
(a)(1)(A)	6.07
(a)(1)(B)	6.07
(b)	6.04
§317(a)(1)	6.05
(a)(2)	6.02, 6.05
(b)	4.04
§318(a)	16.07

Note:    This reconciliation and tie shall not, for any purpose, be deemed to be part of this Indenture.

i

INDENTURE

INDENTURE dated as of [                    ], among Kilroy Realty, L.P., a Delaware limited partnership (hereinafter called the “Issuer”), Kilroy Realty Corporation, a Maryland corporation (hereinafter referred to as the “Guarantor” or, in its capacity as general partner of the Issuer, the “General Partner”), each having its principal office at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064, and U.S. Bank National Association, as Trustee hereunder.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Issuer’s [    ]% Senior Notes due [        ] guaranteed by the Guarantor.

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act (as defined below) or which are by reference therein defined in the Securities Act (as defined below) (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Act” has the meaning specified in Section 8.01.

“Acquired Debt” means Debt of a Person:

(a) existing at the time such Person is merged or consolidated with or into the Issuer or any of its Subsidiaries or becomes a Subsidiary of the Issuer; or

(b) assumed by the Issuer or any of its Subsidiaries in connection with the acquisition of assets from such Person.

Acquired Debt shall be deemed to be incurred on the date the acquired Person is merged or consolidated with or into the Issuer or any of its Subsidiaries or becomes a Subsidiary of the Issuer or the date of the related acquisition, as the case may be.

“Additional Notes” has the meaning specified in Section 2.01.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such

Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 2.05(b)(v).

“Annual Debt Service Charge” means, for any period, the interest expense of the Issuer and its Subsidiaries for such period, determined on a consolidated basis in accordance with United States generally accepted accounting principles, including, without duplication:

(a) all amortization of debt discount and premium;

(b) all accrued interest;

(c) all capitalized interest; and

(d) the interest component of capitalized lease obligations.

“Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

“Benefited Party” has the meaning specified in Section 15.01.

“Board of Directors” means the board of directors of the General Partner or the Guarantor, as the context shall require, or a committee of that board duly authorized to act hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the General Partner to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or other day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Close of Business” means 5:00 p.m., New York City time.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, the Exchange Act or the Trust Indenture Act, as the case may be, then the body or respective bodies performing such duties at such time.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Guarantor as they exist on the date of this Indenture or any other shares of Capital Stock of the Guarantor into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Guarantor that is otherwise permitted hereunder in which the Guarantor is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income of the Issuer and its Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

(a) interest expense on Debt;

(b) provision for taxes based on income;

(c) amortization of debt discount, premium and deferred financing costs;

(d) provisions for gains and losses on sales or other dispositions of properties and other investments;

(e) property depreciation and amortization;

(f) the effect of any non-cash items; and

(g) amortization of deferred charges,

all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

“Consolidated Net Income” for any period means the amount of net income (or loss) of the Issuer and its Subsidiaries for such period, excluding, without duplication:

(a) extraordinary items; and

(b) the portion of net income (but not losses) of the Issuer and its Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Issuer or one of its Subsidiaries, all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which, at any particular time, its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at U.S. Bank National Association, 633 West Fifth Street, 24th Floor, Los Angeles, California 90071, or at any other time at such other address as the Trustee may designate from time to time by notice to the Issuer.

“covenant defeasance” has the meaning specified in Section 11.02(c).

“CUSIP” means the Committee on Uniform Securities Identification Procedures.

“Custodian” means U.S. Bank National Association, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of:

(a) borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(b) indebtedness secured by any Lien on any property or asset owned by such Person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the board of directors of such Person or, in the case of the Issuer or a Subsidiary of the Issuer, by the General Partner’s Board of Directors or a duly authorized committee thereof) of the property subject to such Lien;

(c) reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

(d) any lease of property by such Person as lessee which is required to be reflected on such Person’s balance sheet as a capitalized lease in accordance with United States generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another Person (it being understood that Debt shall be deemed to be incurred by such Person whenever such Person shall create, assume, guarantee or otherwise become liable in respect thereof).

“default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.03.

“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the depositary for the Global Notes. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“DTC” means The Depository Trust Company.

“Event of Default” has the meaning specified in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time, or any successor thereto.

“General Partner” means the corporation named as the “General Partner” in the first paragraph of this Indenture, and, subject to the provisions of Article 10, shall include its successors and assigns.

“Global Note” has the meaning specified in Section 2.02.

“Government Obligations” means securities which are:

(a) direct obligations of the United States of America, for the payment of which its full faith and credit is pledged; or

(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in either of the above cases, are not callable or redeemable at the option of the issuer thereof and also includes a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as provided by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Guarantee” and “Guarantees” mean the full and unconditional guarantee provided by the Guarantor in respect of the Notes as made applicable to the Notes in accordance with the provisions of Article 15 hereof and the guarantees endorsed on the certificates evidencing the Notes, or both, as the context shall require.

“Guarantee Obligations” has the meaning specified in Section 15.01.

“Guarantor” means the corporation named as the “Guarantor” in the first paragraph of this Indenture, and, subject to the provisions of Article 10, shall include its successors and assigns.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Notes” has the meaning specified in Section 2.01.

“Interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes.

“Interest Payment Date” means (x) with respect to any payment of Interest other than Defaulted Interest, each [                    ] and [                    ] of each year, beginning [                    ] and (y) with respect to any payment of Defaulted Interest, the date specified for such payment by the Issuer.

“Issuer” means the limited partnership named as the “Issuer” in the first paragraph of this Indenture, and, subject to the provisions of Article 10, shall include its successors and assigns.

“Issuer Request” and “Issuer Order” mean, respectively, a written request or order signed in the name of the Issuer by the General Partner by its Chairman of the Board of Directors, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, of the General Partner, and delivered to the Trustee.

“legal defeasance” has the meaning specified in Section 11.02(b).

“Lien” means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement, or other encumbrance of any kind.

“Maturity Date” means [                    ].

“Note” or “Notes” means any of the Issuer’s [                    ] % Senior Notes due [                    ], as the case may be, authenticated and delivered under this Indenture, including the Initial Notes, any Additional Notes and any Global Notes.

“Note Register” has the meaning specified in Section 2.05(a).

“Note Registrar” has the meaning specified in Section 2.05(a).

“Noteholder” or “Holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Registrar’s books.

“Officer” means the Chairman of the Board of Directors, the President, one of the Vice Presidents, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the General Partner (when such term is used with respect to any action to be taken by, any document to be executed by or any matter relating to the General Partner in its capacity as general partner of the Issuer) or of the Guarantor (when such term is used with respect to any action to be taken by, document to be executed by or any matter relating to the Guarantor).

“Officers’ Certificate,” when used with respect to the Issuer, means a certificate signed by the Chairman of the Board of Directors, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the General Partner, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Issuer or who may be an employee of or other counsel for the Issuer and who shall be satisfactory to the Trustee and delivered to the Trustee.

“outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes, or portions thereof, for whose payment (including redemption pursuant to Article 3) money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer or the Guarantor) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes; provided however, that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c) Notes which shall have been discharged as a result of satisfaction and discharge of this Indenture pursuant to Section 11.01 or with respect to which the Issuer has effected legal defeasance pursuant to Section 11.02(b); and

(d) Notes which have been paid pursuant to Section 2.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, Notes owned by the Issuer or the Guarantor or any other obligor upon the Notes or any Affiliate of the Issuer or the Guarantor of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or the Guarantor or any other obligor upon the Notes or any Affiliate of the Issuer or the Guarantor or any such other obligor. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice.

“Paying Agent” has the meaning specified in Section 2.08.

“Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note, and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

“principal,” when used with respect to any Note, shall be deemed to include a reference to “and premium, if any,” unless otherwise expressly stated or the context otherwise requires.

“Prospectus” means the prospectus dated [                    ], together with the prospectus supplement dated [                    ].

“Record Date” has the meaning specified in Section 2.03.

“Redemption Date” means, with respect to any Note or portion thereof to be redeemed in accordance with the provisions of Section 3.01 hereof, the date fixed for such redemption in accordance with the provisions of Section 3.01 hereof.

“Redemption Price” has the meaning provided in Section 3.01 hereof.

“Responsible Officer” when used with respect to the Trustee, means any officer in the Corporate Trust Office of the Trustee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time, and any successor thereto.

“Significant Subsidiary” means, with respect to the Issuer or the Guarantor, any Subsidiary which is a “significant subsidiary” (as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act) of the Issuer or the Guarantor, as the case may be.

“Stated Maturity,” when used with respect to any Note or any installment of principal thereof or Interest thereon, means the date specified in such Note or this Indenture as the fixed date on which the principal of such Note or such installment of principal or Interest is due and payable.

“Subsidiary” means, with respect to the Issuer or the Guarantor, any Person (other than an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interest, as the case may be, of which is owned or controlled, directly or indirectly, by the Issuer or the Guarantor, as the case may be, or by one or more other Subsidiaries of the Issuer or the Guarantor, as the case may be. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Total Assets” means the sum of, without duplication:

(a) Undepreciated Real Estate Assets; and

(b) all other assets (excluding accounts receivable and intangibles) of the Issuer and its Subsidiaries,

all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

“Total Unencumbered Assets” means the sum of, without duplication:

(a) those Undepreciated Real Estate Assets which are not subject to a Lien securing Debt; and

(b) all other assets (excluding accounts receivable and intangibles) of the Issuer and its Subsidiaries not subject to a Lien securing Debt,

all determined on a consolidated basis in accordance with United States generally accepted accounting principles; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of Section 4.14, all investments in unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as in effect from time to time, and any successor thereto.

“Trustee” means U.S. Bank National Association, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

“Undepreciated Real Estate Assets” means, as of any date, the cost (original cost plus capital improvements) of real estate assets of the Issuer and its Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

“Underwriters” means [                    ].

“Unsecured Debt” means Debt of the Issuer or any of its Subsidiaries which is not secured by a Lien on any property or assets of the Issuer or any of its Subsidiaries.

Certain terms used in Article 3 are defined in Section 3.01.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION

AND EXCHANGE OF NOTES

Section 2.01. Designation Amount and Issue of Notes. The Notes shall be designated as “[    ]% Senior Notes due [        ].” Upon the execution of this Indenture, and from time to time thereafter, Notes may be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver Notes upon a written order of the Issuer, such order signed by one Officer, without any further action by the Issuer hereunder.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited; provided that upon initial issuance on the date hereof, the aggregate principal amount of Notes outstanding shall not exceed $[                    ], except for Notes issued upon exchange or registration of transfer of other Notes as provided herein and except as provided in Sections 2.06, 2.07 and 3.03. The Issuer may, without the consent of the Holders of Notes, issue additional Notes (the “Additional Notes”) from time to time in the future with the same terms and the same CUSIP number as the Notes originally issued under this Indenture (the “Initial Notes”) in an unlimited principal amount; provided that such Additional Notes shall be part of the same issue as and fungible with the Initial Notes for United States federal income tax purposes and shall carry the same right to receive accrued and unpaid Interest as the other Notes then outstanding; and provided, however, that, notwithstanding the foregoing, no Additional Notes may be issued if the Issuer has effected legal defeasance or covenant defeasance with respect to the Notes pursuant to Section 11.02 or has effected satisfaction and discharge with respect to the Notes pursuant to Section 11.01. The Initial Notes and any such Additional Notes shall constitute a single series of debt securities, and in circumstances in which this Indenture provides for the Holders of Notes to vote or take any action, the Holders of Initial Notes and any such Additional Notes will vote or take that action as a single class.

Section 2.02. Form of Notes. The Notes, the Guarantee and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Note (including form of Guarantee endorsed thereon) attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian or the Depositary or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.05(b), all of the Notes will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (a “Global Note”). The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.05(b), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Note.

Any Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, exchanges, or transfers permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal of and Interest on any Global Note shall be made to the Holder of such Note.

Section 2.03. Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and in integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear Interest from the date specified on the face of the form of Note attached as Exhibit A hereto; provided that Additional Notes may provide that they shall bear Interest from the most recent date to which Interest on the outstanding Notes has been paid or duly provided for at the time such Additional Notes are originally issued. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the Close of Business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the Interest payable on such Interest Payment Date. Interest on any Global Note shall be paid by wire transfer of immediately available funds to the account of the Depositary or its nominee. Payment of the principal of Notes not represented by a Global Note shall be made at the office or agency designated by the Issuer for such purpose. Interest on Notes not represented by a Global Note shall be paid (i) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes and (ii) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

The term “Record Date” with respect to any Interest Payment Date shall mean the [                    ] or [                    ] preceding the applicable [                    ] or [                    ] Interest Payment Date, respectively.

Any Interest on any Note which is payable, but is not punctually paid or duly provided for, on any [                    ] or [                    ] (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Noteholder registered as such on the relevant Record Date, and such Defaulted Interest shall be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the Close of Business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 20 calendar days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited shall be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment, and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Trustee shall promptly notify the Issuer of such special record date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than ten calendar days prior to such special record date (unless the Trustee shall consent to an earlier date). Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid on such proposed payment date to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the Close of Business on such special record date and shall no longer be payable pursuant to the following clause (b) of this Section 2.03.

(b) The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04. Execution of Notes. The Notes shall be signed in the name and on behalf of the Issuer by the General Partner by the manual or facsimile signature of two Officers of the General Partner. Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 7.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Issuer shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Issuer, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer, and any Note may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Note, shall be the proper Officers, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05. Exchange and Registration of Transfer of Notes. (a) The Issuer shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Issuer designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or in any form capable of being exchanged into written form within a reasonably prompt period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Issuer may appoint one or more co-registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Issuer pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

All Notes presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Issuer or the Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer, which shall be duly executed by the Noteholder thereof or its attorney duly authorized in writing.

No service charge shall be made to any Holder for any registration of transfer or exchange of Notes, but the Issuer may require payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

In the event of any redemption in part, the Issuer shall not be required to: (i) issue or register the transfer or exchange of any Note during a period beginning at the opening of business 15 days before any selection of Notes for redemption and ending at the Close of Business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Notes to be so redeemed, or (ii) register the transfer or exchange of any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(b) The following provisions shall apply only to Global Notes:

(i)	Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

(ii)	Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (1) the Depositary (x) has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary has not been appointed by the Issuer within 90 calendar days, (2) an Event of Default has occurred and is continuing or (3) the Issuer, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Notes represented by Global Notes. Any Global Note exchanged pursuant to clause (1) or (2) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to clause (3) above may be exchanged in whole or from time to time in part as directed by the Issuer. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

(iii)

Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without Interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Note to be exchanged in whole shall be surrendered by the Depositary or the Custodian to the Trustee, as Note Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee and an endorsement shall be made on such Global Note by the Trustee or the Custodian, at the direction of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Note in definitive certificated form issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(iv)	In the event of the occurrence of any of the events specified in clause (ii) above, the Issuer will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without Interest coupons.

(v)	Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.

(vi)	At such time as all interests in a Global Note have been redeemed, exchanged, or canceled for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is redeemed, exchanged, or canceled for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

(vii)

In connection with any transfer of a beneficial interest in a Global Note to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, either such Global Notes shall be surrendered for exchange or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such

Global Notes, the principal amount of one such Global Note shall be reduced and the principal amount of the other such Global Note shall be increased in accordance with the standing procedures and instructions existing between the Depositary and the Custodian and an endorsement shall be made on such Global Notes by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase, as the case may be.

(c) The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Noteholders and all payments to be made to Noteholders under the Notes shall be given or made only to or upon the order of the registered Noteholders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the customary procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case, the applicant for a substituted Note shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note. Upon the issuance of any substituted Note, the Issuer may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been called for redemption shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, the Trustee and, if applicable, any Paying Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or exchange or redemption of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or exchange or redemption or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07. Temporary Notes. Pending the preparation of Notes in certificated form, the Issuer may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Issuer, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Every such temporary Note shall be executed by the Issuer and the Guarantee endorsed thereon shall be executed by the Guarantor and shall be authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Issuer will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Issuer pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Issuer at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.08. Cancellation of Notes. All Notes surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Issuer or any paying agent to whom Notes may be presented for payment (the “Paying Agent”), which shall initially be the Trustee, or any Note Registrar, be surrendered to the Trustee and promptly canceled by it or, if surrendered to the Trustee, shall be promptly canceled by it and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Notes in accordance with its customary procedures. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.09. CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 3

REDEMPTION OF NOTES

Section 3.01. Redemption of Notes. (a) The Issuer shall have the right, at its option, to redeem the Notes for cash at any time in whole or from time to time in part at a redemption price (with respect to the Notes to be redeemed on any Redemption Date, the “Redemption Price”) equal to the greater of: (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and Interest on the Notes to be redeemed (exclusive of Interest accrued to the applicable Redemption Date) discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus [    ] basis points, plus in each case accrued and unpaid Interest on the principal amount of the Notes being redeemed to such Redemption Date; provided, however, that if the Redemption Date falls after a Record Date for the payment of Interest and on or prior to the corresponding Interest Payment Date, the Issuer will pay the full amount of accrued and unpaid Interest due on such Interest Payment Date to the Holders of record at the close of business on the corresponding Record Date according to the terms and the provisions of this Indenture.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated by the Issuer using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Comparable Treasury Rate shall be calculated on the third Business Day preceding the applicable Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Independent Investment Banker” means [                    ] and its successors (whichever shall be appointed by the Issuer in respect of the applicable Redemption Date) or, if all such firms or the respective successors, if any, to such firms, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Issuer.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average (as calculated by the Issuer) of the remaining Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest such Reference Treasury Dealer Quotations from the four selected, (ii) if fewer than four but more than one such Reference Treasury Dealer Quotations are obtained, the average (as calculated by the Issuer) of all such quotations, or (iii) if only one such Reference Treasury Dealer Quotation is obtained, such Reference Treasury Dealer Quotation.

“Reference Treasury Dealer” means [                    ] (or their respective affiliates which are Primary Treasury Dealers (as defined below)) and their respective successors; provided, however, that if any such firm (or, if applicable, any such affiliate) or any such successor, as the case may be, shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer, and one other Primary Treasury Dealer selected by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average (as calculated by the Issuer) of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer at 5:00 p.m., New York time, on the third Business Day preceding such Redemption Date.

(b) Notwithstanding the foregoing, the Issuer shall not redeem the Notes pursuant to Section 3.01(a) on any date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded or cured on or prior to such date.

Section 3.02. Notice of Optional Redemption; Selection of Notes. In case the Issuer shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.01, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than five Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be mailed, the Trustee in the name of and at the expense of the Issuer, shall mail or cause to be mailed a notice of such redemption not fewer than 30 days nor more than 60 days prior to the Redemption Date to each Holder of Notes so to be redeemed in whole or in part at its last address as the same appears on the Note Register; provided that if the Issuer makes such request of the Trustee, it shall, together with such request, also give written notice of the Redemption Date to the Trustee; provided further that the text of the notice shall be prepared by the Issuer. Each such notice of redemption shall specify: (i) the aggregate principal amount of Notes to be redeemed, (ii) the CUSIP number or numbers of the Notes being redeemed, (iii) the Redemption Date (which shall be a Business Day), (iv) the Redemption Price at which Notes are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Notes and (vi) that Interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said notice, and that on and after said date Interest on Notes or portions of Notes to be redeemed will cease to accrue. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers, if any). In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Whenever any Notes are to be redeemed, the Issuer will give the Trustee written notice of the Redemption Date, together with an Officers’ Certificate as to the aggregate principal amount of Notes to be redeemed not fewer than 30 days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date.

On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 3.02, the Issuer will deposit with the Paying Agent (other than the Issuer or the Guarantor acting as its own Paying Agent) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption at the appropriate Redemption Price, together with accrued and unpaid Interest, if any, on the Notes or portions thereof to be redeemed; provided that if such payment is made on the Redemption Date, it must be received by the Paying Agent, by 11:00 a.m., New York City time, on such date. The Issuer shall be entitled to retain any interest, yield or gain on amounts deposited with the Paying Agent pursuant to this Section 3.02 in excess of amounts required hereunder to pay the Redemption Price, together with accrued and unpaid Interest, if any, on the Notes or portions thereof to be redeemed.

If less than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of the Global Note or the Notes in certificated form to be redeemed (in principal amounts of $1,000 and integral multiples thereof) on a pro rata basis or by another method the Trustee deems fair and appropriate or is required by the Depositary.

Section 3.03. Payment of Notes Called for Redemption by the Issuer. If notice of redemption has been given as provided in Section 3.02, the Notes or portion of Notes with respect to which such notice has been given shall become due and payable on the Redemption Date and at the place or places stated in such notice at the Redemption Price, together with accrued and unpaid Interest, if any, thereon, and if the Paying Agent holds funds sufficient to pay the Redemption Price of such Notes, together with accrued and unpaid Interest, if any, thereon, then, on and after such Redemption Date (a) such Notes will cease to be outstanding and (b) Interest on the Notes or portion of Notes so called for redemption shall cease to accrue and, except as provided in Article 11, such Notes shall cease to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof, together with accrued and unpaid Interest, if any, thereon. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Issuer at the Redemption Price, together with Interest accrued thereon, if any, to, but excluding, the Redemption Date.

Upon presentation of any Note redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Issuer, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

Prior to the applicable Redemption Date, the Issuer shall provide to the Trustee an Officers’ Certificate that shall set forth the applicable Redemption Price and the calculation thereof in reasonable detail. The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in acting upon the Issuer’s calculation of the Redemption Price. The Trustee shall provide such calculation to any Holder or Underwriter upon request.

Section 3.04. Sinking Fund. There shall be no sinking fund provided for the Notes.

ARTICLE 4

PARTICULAR COVENANTS

Section 4.01. Payment of Principal and Interest. The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid when due the principal of (including the Redemption Price upon redemption pursuant to Article 3) and Interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

At the Maturity Date, upon earlier redemption or repurchase of the Notes or at any time a payment is made with respect to the Notes, and as otherwise required by law, the Issuer may deduct and withhold from such amount otherwise deliverable to the Holder the amount required to be deducted and withheld under applicable law, and such amount shall be deemed paid to such Holder for all purposes of this Indenture.

Section 4.02. Maintenance of Office or Agency. The Issuer will maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for redemption and where notices and demands to or upon the Issuer and the Guarantor in respect of the Notes, the Guarantees and this Indenture may be served and the Issuer may from time to time change any such office or agency. As of the date of this Indenture, such office shall be the Corporate Trust Office and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Issuer. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations, provided, however that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby initially designates the Trustee as Paying Agent, Note Registrar and Custodian and the Corporate Trust Office shall each be considered as one such office or agency of the Issuer for each of the aforesaid purposes. The Issuer may from time to time change such Paying Agent, Note Registrar and Custodian.

So long as the Trustee is the Note Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 7.08(f). If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Issuer and the Holders of Notes it can identify from its records.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, upon the terms and conditions and otherwise as provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04. Provisions as to Paying Agent.

(a) If the Issuer shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal of or Interest on the Notes (whether such sums have been paid to it by the Issuer, the Guarantor or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Notes) to make any payment of the principal of or Interest on the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Issuer shall, on or before each due date of the principal of or Interest on the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or Interest and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m. New York City time, on such date.

(b) If the Issuer or the Guarantor shall act as Paying Agent, it will, on or before each due date of the principal of or Interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal and Interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Issuer (or any other obligor under the Notes) to make any payment of the principal of or Interest on the Notes when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or effecting legal defeasance or covenant defeasance of the Notes as provided in Article 11, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or the Guarantor or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability with respect to such sums.

(d) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Section 11.03 and Section 11.04.

The Trustee shall not be responsible for the actions of any other Paying Agents (including the Issuer or the Guarantor if acting as Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 4.05. Existence. Except as permitted under Article 10, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises, and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. However, neither the Issuer nor the Guarantor will be required to preserve any right or franchise if the Board of Directors of the General Partner or the Guarantor (or any duly authorized committee of that Board of Directors), as the case may be, determines that the preservation of the right or franchise is no longer desirable in the conduct of the business of the Issuer or the Guarantor, as the case may be.

Section 4.06. Stay, Extension and Usury Laws. The Issuer and the Guarantor each covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, the Notes or the Guarantees endorsed on the Notes; and the Issuer and the Guarantor each (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07. Compliance Certificate. The Issuer and the Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of the General Partner as to his or her knowledge of the Issuer’s and the Guarantor’s compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof. For purposes of this Section 4.07, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

The Issuer will deliver to the Trustee, promptly upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Issuer has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 4.07 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 4.08. Maintenance of Properties. The Issuer will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary of the Issuer to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in the judgment of the Issuer may be necessary in order for the Issuer to at all times properly and advantageously conduct its business carried on in connection with such properties.

Section 4.09. Insurance. The Issuer will, and will cause each of its Subsidiaries to, keep in force upon all of its properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which the Issuer and its Subsidiaries do business in accordance with prevailing market conditions and availability.

Section 4.10. Payment of Taxes and Other Claims. Each of the Guarantor and the Issuer will pay or discharge or cause to be paid or discharged before it becomes delinquent:

(a) all taxes, assessments and governmental charges levied or imposed on it or any of its Subsidiaries or on its or any such Subsidiary’s income, profits or property; and

(b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its property or the property of any of its Subsidiaries.

However, neither the Guarantor nor the Issuer will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

Section 4.11. Aggregate Debt Test. The Issuer will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all outstanding Debt of the Issuer and its Subsidiaries (determined on a consolidated basis in accordance with United States generally accepted accounting principles) is greater than 60% of the sum of the following (without duplication):

(a) the Total Assets of the Issuer and its Subsidiaries as of the last day of the then most recently ended fiscal quarter; and

(b) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Issuer or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

For purposes of this Section 4.11, Debt will be deemed to be incurred by the Issuer or any of its Subsidiaries whenever the Issuer or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Section 4.12. Debt Service Test. The Issuer will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt (determined on a consolidated basis in accordance with United States generally accepted accounting principles), and calculated on the following assumptions:

(a) such Debt and any other Debt (including without limitation Acquired Debt) incurred by the Issuer or any of its Subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period;

(b) the repayment or retirement of any other Debt of the Issuer or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and

(c) in the case of any acquisition or disposition by the Issuer or any of its Subsidiaries of any asset or group of assets with a fair market value in excess of $1.0 million since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the calculation described in this Section 4.12 or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four-quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of such Debt outstanding during such period. For purposes of this Section 4.12, Debt will be deemed to be incurred by the Issuer or any of its Subsidiaries whenever the Issuer or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Section 4.13. Secured Debt Test. The Issuer will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) secured by any Lien on any property or assets of the Issuer or any of its Subsidiaries, whether owned on the date of this Indenture or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with United States generally accepted accounting principles) of all outstanding Debt of the Issuer and its Subsidiaries which is secured by a Lien on any property or assets of the Issuer or any of its Subsidiaries is greater than 40% of the sum of (without duplication):

(a) the Total Assets of the Issuer and its Subsidiaries as of the last day of the then most recently ended fiscal quarter; and

(b) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Issuer or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

For purposes of this Section 4.13, Debt will be deemed to be incurred by the Issuer or any of its Subsidiaries whenever the Issuer or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Section 4.14. Maintenance of Total Unencumbered Assets. The Issuer will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all outstanding Unsecured Debt of the Issuer and its Subsidiaries determined on a consolidated basis in accordance with United States generally accepted accounting principles.

ARTICLE 5

NOTEHOLDERS’ LISTS AND REPORTS BY

THE ISSUER AND THE TRUSTEE

Section 5.01. Noteholders’ Lists. The Issuer will furnish or cause to be furnished to the Trustee:

(a) semiannually, not later than 15 days after each Record Date for Interest for the Notes, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from such list names and addresses received by the Trustee in its capacity as Notes Registrar, provided, however, that, so long as the Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 5.02. Preservation and Disclosure of Lists. Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Guarantor nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any Note Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Notes in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

Section 5.03. Reports by Trustee. The Trustee shall transmit to the Holders of Notes such reports concerning the Trustee and its actions under this Indenture as may be required by TIA Section 313 at the times and in the manner provided by the TIA, which shall initially be not less than every 12 months commencing on [                    ] and may be dated as of a date up to 60 days prior to such transmission. A copy of each such report shall, at the time of such transmission to Holders of Notes, be filed by the Trustee with each stock exchange, if any, upon which any Notes are listed, with the Commission and with the Issuer. The Issuer will notify the Trustee when any Notes are listed on any stock exchange or any delisting thereof.

Section 5.04. Reports by Issuer. The Issuer and the Guarantor will:

(a) File with the Trustee, within 15 days after the Issuer or the General Partner is required to file the same with the Commission, copies of the annual reports and information, documents and other reports which the Issuer or the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or if the Issuer or the Guarantor is not required to file information, documents or reports pursuant to those Sections, then the Issuer and the Guarantor will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which Section 13 of the Exchange Act may require with respect to a security listed and registered on a national securities exchange;

(b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer and the Guarantor with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c) transmit by mail to the Holders of Notes, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Issuer or the Guarantor pursuant to paragraph (a) or (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE 6

EVENTS OF DEFAULT; REMEDIES

Section 6.01. Events of Default. In case any one or more of the following (each, an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a) default in the payment of any Interest on the Notes when such Interest becomes due and payable that continues for a period of 30 days;

(b) default in the payment of any principal of the Notes or any Redemption Price due with respect to the Notes, when due and payable;

(c) failure on the part of the Issuer or the Guarantor to comply with their respective obligations under Article 10;

(d) default in the performance, or breach, of any other covenant or warranty of the Issuer or the Guarantor in this Indenture and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(e) default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Issuer or the Guarantor or by any Subsidiary of the Issuer or of the Guarantor, the repayment of which the Issuer or the Guarantor has guaranteed or for which the Issuer or the Guarantor is directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $35,000,000, whether such indebtedness exists as of the date of this Indenture or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within the period specified in such instrument;

(f) the rendering against the Issuer, the Guarantor or any of their respective Subsidiaries of a final judgment for the payment of $35,000,000 or more (excluding any amounts covered by insurance), which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(g) the Guarantor, the Issuer, or any of their respective Significant Subsidiaries pursuant to or under or within meaning of any Bankruptcy Law:

(i) commences a voluntary case; or

(ii) consents to the entry of an order for relief against it in an involuntary case; or

(iii) consents to the appointment of any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law of it or for all or substantially of its property; or

(iv) makes a general assignment for the benefit of creditors; or

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Guarantor, the Issuer or any of their respective Significant Subsidiaries in an involuntary case; or

(ii) appoints a trustee, receiver, liquidator, custodian or other similar official of the Guarantor, the Issuer or any of their respective Significant Subsidiaries or for all or substantially all of its property; or

(iii) orders the liquidation of the Guarantor, the Issuer or any of their respective Significant Subsidiaries;

and, in each case in this clause (j), the order or decree remains unstayed and in effect for 90 calendar days;

then, and in each and every such case (other than an Event of Default specified in Section 6.01(g) and Section 6.01(h)), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuer and the Guarantor (and to the Trustee if given by Noteholders), may declare the principal amount of, and Interest accrued and unpaid on, all the Notes to be immediately due and payable, and upon any such declaration the same shall be immediately due and payable.

If an Event of Default specified in Section 6.01(g) or Section 6.01(h) occurs and is continuing, then the principal amount of and Interest accrued and unpaid on all the Notes shall be immediately due and payable without any declaration or other action on the part of the Trustee or any Holder of Notes.

If, at any time after the principal amount of and Interest on the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, Holders of a majority in aggregate principal amount of the Notes then outstanding on behalf of the Holders of all of the Notes then outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences, subject in all respects to Section 6.07, if: (a) all Events of Default, other than the nonpayment of the principal amount and any accrued and unpaid Interest that have become due solely because of such acceleration, have been cured or waived; (b) the Issuer or the Guarantor shall have deposited with the Trustee a sum sufficient to pay all overdue Interest, including Interest on overdue principal and (to the extent that payment of such Interest is lawful) overdue installments of Interest, and all principal which has become due otherwise than by such acceleration; and (c) the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances pursuant to Section 7.06. No such rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Guarantor, the Holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Guarantor, the Holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

Anything herein to the contrary notwithstanding, Interest on any overdue installments of principal of and (to the extent that payment of such Interest is lawful) Interest on the Notes shall accrue and be payable at the same rate as Interest is otherwise payable on the Notes.

Section 6.02. Payments of Notes on Default; Suit Therefor. The Issuer covenants that in the case of an Event of Default pursuant to Section 6.01(a) or 6.01(b), upon demand of the Trustee, the Issuer will pay to the Trustee, for the benefit of the Holders of the Notes, (i) the whole amount that then shall be due and payable on all such Notes for principal or Interest, as the case may be, with Interest upon overdue principal and (to the extent that payment of such Interest is enforceable under applicable law) the overdue installments of accrued and unpaid Interest at the rate borne by the Notes from the required payment date and, (ii) in addition thereto, any amounts due the Trustee under Section 7.06. Until such demand by the Trustee, the Issuer may pay the principal of and Interest on the Notes to the registered Holders, whether or not the Notes are overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer, the Guarantor or any other obligor on the Notes and collect in the manner provided by law out of the property of the Issuer, the Guarantor or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Guarantor, the Issuer or any other obligor upon the Notes or the property of the Guarantor, the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer or the Guarantor for the payment of overdue principal (including the Redemption Price upon redemption pursuant to Article 3)) shall be entitled and empowered, by intervention in such proceeding or otherwise: (i) to file and prove a claim for the whole amount of principal (including the Redemption Price upon redemption pursuant to Article 3) and Interest (including Interest on overdue principal and (to the extent that payment of such Interest is lawful) overdue Interest) owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Notes allowed in such judicial proceeding, and (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 7.06. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the Guarantees or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Notes in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders of Notes, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors’ committee.

All rights of action and of asserting claims under this Indenture, or under any of the Notes or the Guarantees, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

Section 6.03. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST:	To the payment of costs and expenses of collection, including all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel all other amounts due the Trustee and any predecessor Trustee under Section 7.06;

SECOND:	To the payment of the amounts then due and unpaid upon the Notes for principal (including the Redemption Price upon redemption pursuant to Article 3) and Interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on the Notes for principal (including the Redemption Price upon redemption pursuant to Article 3) and Interest, respectively; and

THIRD:	To the payment of the remainder, if any, to the Issuer.

Section 6.04. Proceedings by Noteholders. No Holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, except in the case of a default in the payment of principal or Interest on the Notes, unless (a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, (b) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, liabilities or expenses to be incurred therein or thereby, (c) the Trustee for 60 calendar days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding and (d) no direction inconsistent with such written request shall have been given to the Trustee by Holders of a majority in aggregate principal amount of Notes then outstanding in accordance with Section 6.07; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 6.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder of any Note to receive payment of the principal of (including the Redemption Price upon redemption pursuant to Article 3) and accrued Interest on such Note, on or after the respective due dates expressed in such Note or in the event of redemption, or to institute suit for the enforcement of any such payment on or after such respective dates against the Issuer or the Guarantor, shall not be impaired or affected without the consent of such Holder.

Section 6.05. Proceedings by Trustee. If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.06. Remedies Cumulative and Continuing. To the extent permitted by law, all powers and remedies given by this Article 6 to the Trustee or to the Noteholders shall be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 6.04, every power and remedy given by this Article 6 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 6.07. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and (c) the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders of Notes not joining therein, it being understood that (subject to Section 7.02) the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders.

The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of the principal of or Interest on the Notes, (ii) a default in the payment of the Redemption Price or any Interest on Notes called for redemption on a Redemption Date pursuant to Article 3, or (iii) a default in respect of a covenant or provisions hereof, which under Article 9 cannot be modified or amended without the consent of the Holders of all Notes then outstanding or each Note affected thereby.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 6.08. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this

Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.08 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of (including the Redemption Price upon redemption pursuant to Article 3) or Interest on any Note on or after the due date expressed in such Note.

ARTICLE 7

THE TRUSTEE

Section 7.01. Notice of Defaults. Within 90 calendar days after the occurrence of any default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (including the Redemption Price upon redemption pursuant to Article 3) or Interest on any Note, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Notes; and provided further that in the case of any default or breach of the character specified in Section 6.01(f), no such notice to Holders of Notes shall be given until at least 60 days after the occurrence thereof.

Section 7.02. Certain Rights of Trustee. Subject to the provisions of TIA Section 315(a) through 315(d):

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate, statement, instrument, Opinion of Counsel, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order (other than delivery of any Note to the Trustee for authentication and delivery pursuant to Sections 2.01 and 2.04 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d) before the Trustee acts or refrains from acting, the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Holders or, if paid by the Trustee, shall be repaid by the Holders upon demand. The Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and the Guarantor relevant to the facts or matters that are the subject of its inquiry, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(i) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(j) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct; and

(k) except for (i) a default under Sections 6.01(a) or 6.01(b) hereof, or (ii) any other event of which a Responsible Officer of the Trustee has “actual knowledge” and which event constitutes or, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or Event of Default unless specifically notified in writing of such event by the Issuer or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding; as used herein, the term “actual knowledge” means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Except during the continuance of an Event of Default, the Trustee undertakes to perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

Section 7.03. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

Section 7.04. May Hold Notes and Common Stock. The Trustee, any Paying Agent, Note Registrar, Authenticating Agent or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes or Common Stock and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Issuer and the Guarantor with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar, Authenticating Agent or such other agent.

Section 7.05. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

Section 7.06. Compensation and Reimbursement. The Issuer agrees:

(a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

(c) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Sections 6.01(g) or 6.01(h), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

As security for the performance of the obligations of the Issuer under this Section, the Trustee shall have a Lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (including the Redemption Price upon redemption pursuant to Article 3) or Interest on any Notes. The provisions of this Section shall survive the termination of this Indenture.

Section 7.07. Corporate Trustee Required; Eligibility; Conflicting Interests. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act. Neither the Issuer, the Guarantor nor any Person directly or indirectly controlling, controlled by, or under common control with the Issuer or the Guarantor shall serve as Trustee.

If and when the Trustee shall be or become a creditor of the Issuer or the Guarantor or any other obligor under the Notes, the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Issuer, the Guarantor or any such other obligor, as the case may be.

Section 7.08. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.09.

(b) The Trustee may resign at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Trustee and to the Issuer.

(d) If at any time:

(i) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Issuer or by any Holder of a Note who has been a bona fide Holder of a Note for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 7.07 and shall fail to resign after written request therefor by the Issuer or by any Holder of a Note who has been a bona fide Holder of a Note for at least six months, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee, or (B) subject to TIA Section 315(e), any Holder of a Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders of Notes and accepted appointment in the manner hereinafter provided, any Holder of a Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing or causing to be mailed such notice to the Holders of Notes as they appear on the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 7.09. Acceptance of Appointment By Successor.

(a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 7.06.

(b) In case of the appointment hereunder of a successor Trustee, the Issuer, the Guarantor, the retiring Trustee and each successor Trustee shall execute and deliver an indenture supplemental hereto, pursuant to Article Nine hereof, wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring as to all outstanding Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee to which the appointment of such successor Trustee relates; but, on request of the Issuer or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 7.09, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 7.10. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

Section 7.11. Appointment of Authenticating Agent. At any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon exchange, registration of transfer or partial redemption thereof, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Issuer. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any state or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus asset forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give notice of such appointment to all Holders of Notes by mailing or causing to be mailed such notice to the Holders of Notes as they appear on the Note Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section.

If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

“This is one of the Notes designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
as Authenticating Agent

By:
Authorized Signatory

Dated:                     ”

Section 7.12. Certain Duties and Responsibilities of the Trustee.

(a) With respect to the Notes, except during the continuance of an Event of Default with respect to the Notes:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and imposed by the Trust Indenture Act and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but shall not be under any duty to verify the contents or accuracy thereof.

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

(v) except as explicitly specified otherwise herein, the Issuer will be responsible for making all calculations required under this Indenture and the Notes. The Issuer will make all these calculations in good faith and, absent manifest error, the Issuer’s calculations will be final and binding on Holders of the Notes. The Issuer will provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Issuer’s calculations without independent verification. The Trustee will forward the Issuer’s calculations to any Holder of the Notes upon request.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.12.

ARTICLE 8

THE NOTEHOLDERS

Section 8.01. Action by Noteholders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders of Notes voting in favor thereof at any meeting of Noteholders, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Such instrument or instruments and any such record (and any action embodied therein or evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments (in person or by proxy) or so voting. Whenever the Issuer or the Trustee solicits the taking of any action by the Holders of the Notes, the Issuer or the Trustee may fix in advance of such solicitation a date as the record date for determining Holders entitled to take such action. Notwithstanding Trust Indenture Act Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Noteholders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after such record date, but only the Noteholders of record at the Close of Business on such record date shall be deemed to be Noteholders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Noteholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than 11 months after the record date.

Section 8.02. Proof of Execution by Noteholders. Subject to the provisions of Sections 7.02 and 7.12, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Note Registrar.

Section 8.03. Absolute Owners. The Issuer, the Guarantor, the Trustee, any Paying Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Issuer or any Note Registrar) for the purpose of receiving payment of or on account of the principal of (including the Redemption Price or upon redemption pursuant to Article 3) and Interest on such Note and for all other purposes; and neither the Issuer, the Guarantor nor the Trustee nor any Paying Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

Section 8.04. Identification of Issuer-Owned Notes. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Issuer to be owned or held by or for the account of any of the Persons described in the proviso to the definition of “outstanding” appearing in Section 1.01, and, subject to Section 7.12, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note which is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent of Noteholders. The Issuer and the Guarantor, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental without the consent of any Holder of the Notes hereto for any of the following purposes:

(a) to evidence a successor to the Issuer as obligor or to the Guarantor as guarantor under this Indenture;

(b) to add to the covenants of the Issuer or the Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or the Guarantor in this Indenture or in the Notes;

(c) to add Events of Default for the benefit of the Holders of the Notes;

(d) to amend or supplement any provisions of this Indenture; provided that no amendment or supplement shall adversely affect the interests of the Holders of any Notes in any respect;

(e) to secure the Notes;

(f) to provide for the acceptance of appointment of a successor Trustee or facilitate the administration of the trusts under this Indenture by more than one Trustee;

(g) to cure any ambiguity, defect or inconsistency in this Indenture; provided that this action shall not adversely affect the interests of the Holders of the Notes in any respect;

(h) to comply with the TIA;

(i) to supplement any of the provisions of this Indenture to the extent necessary to permit or facilitate satisfaction and discharge, legal defeasance or covenant defeasance pursuant to Article 11; provided that the action shall not adversely affect the interests of the Holders of the Notes in any respect;

(j) to conform the provisions of this Indenture, the Notes and the Guarantees to the description thereof contained in the “Description of Debt Securities” section in the Prospectus; or

(k) to add additional guarantors for the benefit of the Notes.

Upon the written request of the Issuer, accompanied by a copy of the resolutions of the Board of Directors certified by the General Partner’s Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Issuer and the Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Issuer, the Guarantor and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02. Supplemental Indenture With Consent of Noteholders. With the consent (evidenced as provided in Article 8) of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Issuer and the Guarantor, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided that no such supplemental indenture shall, without the consent of the Holder of each Note affected by such supplemental indenture:

(a) change the Stated Maturity of the principal of or any installment of Interest on the Notes or reduce the principal amount of or the rate or amount of Interest on the Notes;

(b) change the place of payment, or the coin or currency, for payment of principal of or Interest on any Note or impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

(c) reduce the percentage in principal amount of the outstanding Notes necessary to modify or amend this Indenture, to waive compliance with certain provisions of this Indenture or certain defaults and their consequences provided in this Indenture, or to reduce the quorum or change voting requirements set forth in this Indenture;

(d) modify or affect in any manner adverse to the Holders of the Notes the terms and conditions of the obligations of the Guarantor in respect of the payments of principal and Interest; or

(e) modify any of this Section 9.02 or the second paragraph of Section 6.07, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the Holders of the Notes.

Upon the written request of the Issuer, accompanied by a copy of the resolutions of the Board of Directors certified by the General Partner’s Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Issuer and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 9.03. Effect of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article 9 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 9.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 9, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer, the Guarantor and the Holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 9 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Issuer’s expense, be prepared and executed by the Issuer, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 7.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 9.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. Prior to entering into any supplemental indenture pursuant to this Article 9, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 9 and is otherwise authorized or permitted by this Indenture.

ARTICLE 10

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 10.01. Issuer May Consolidate on Certain Terms. Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of the Issuer with or into any other Person or Persons (whether or not affiliated with the Issuer), or successive consolidations or mergers, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of the property of the Issuer to any other Person (whether or not affiliated with the Issuer); provided, however, that the following conditions are met:

(a) the Issuer shall be the continuing entity, or the successor entity (if other than the Issuer) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume payment of the principal of and Interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions in this Indenture;

(b) immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(c) either the Issuer or the successor Person, as the case may be, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article 10 and that all conditions precedent herein provided for relating to such transaction have been complied with.

No such consolidation, merger, sale, conveyance, transfer or lease shall be permitted by this Section 10.01 unless prior thereto the Guarantor shall have delivered to the Trustee a Guarantor’s Officers’ Certificate and an Opinion of Counsel, each stating that the Guarantor’s obligations hereunder and under the Guarantees endorsed on the Notes shall remain in full force and effect thereafter.

Section 10.02. Issuer Successor to Be Substituted. Upon any consolidation by the Issuer with or merger of the Issuer into any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Issuer to any Person in accordance with Section 10.01, the successor Person formed by such consolidation or into which the Issuer is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes and the Guarantees endorsed on the Notes thereafter to be issued as may be appropriate.

Section 10.03. Guarantor May Consolidate on Certain Terms. Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of the Guarantor with or into any other Person or Persons (whether or not affiliated with the Guarantor), or successive consolidations or mergers, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of the property of the Guarantor to any other Person (whether or not affiliated with the Guarantor); provided, however, that:

(a) the Guarantor shall be the continuing entity, or the successor entity (if other than the Guarantor) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume the obligations of the Guarantor under the Guarantees and the due and punctual performance and observance of all of the covenants and conditions in this Indenture;

(b) immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(c) either the Guarantor or the successor Person, as the case may be, shall have delivered to the Trustee an Officers’ Certificate, as the case may be, and an Opinion of Counsel, each stating that such consolidation, sale, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article 10 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 10.04. Guarantor Successor to Be Substituted. Upon any consolidation by the Guarantor with or merger of the Guarantor into any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Guarantor to any Person in accordance with Section 10.03, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes and the Guarantees endorsed on the Notes thereafter to be issued as may be appropriate.

ARTICLE 11

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 11.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders of the Notes to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders of the Notes, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, (ii) the rights, obligations and immunities of the Trustee hereunder and (iii) as provided below in this Section 11.01), and the Trustee, upon demand of and at the expense of the Issuer, shall execute instruments in form and substance satisfactory to the Trustee and the Issuer acknowledging satisfaction and discharge of this Indenture when:

(a) either

(i) all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06, and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 11.06) have been delivered to the Trustee for cancellation; or

(ii) all such Notes not theretofore delivered to the Trustee for cancellation

(A) have become due and payable, or

(B) will become due and payable at their Maturity Date within one year, or

(C) are to be called for redemption on a Redemption Date within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (A), (B) or (C) above, has, pursuant to a Board Resolution, irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust for such purpose, money in U.S. dollars in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including the principal of and Interest on such Notes, to the date of such deposit (in the case of Notes which have become due and payable) or to the Maturity Date or such Redemption Date, as the case may be;

(b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to this Section 11.01, then the provisions of Sections 2.05, 2.06, 2.08, 4.02, 4.03, 4.04 and 4.06 and this Article 11 (other than Section 11.02) and, if the Notes will be paid on a Redemption Date, Article 3 shall survive and remain in full force and effect. At such time as satisfaction and discharge of this Indenture shall be effective, the Guarantor will be released from its Guarantees of the Notes.

Section 11.02. Defeasance and Covenant Defeasance.

(a) The Issuer may at its option by Board Resolution, at any time, elect to have Section 11.02(b) or Section 11.02(c) be applied to the outstanding Notes upon compliance with the conditions set forth below in this Section 11.02.

(b) Upon the Issuer’s exercise of the above option applicable to this Section 11.02(b), the Issuer shall be deemed to have been discharged from its obligations with respect to the outstanding Notes on the date the conditions set forth in this Section 11.02(b) are satisfied (hereinafter, “legal defeasance”). For this purpose, such legal defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Sections 11.03 and 11.04 and the other provisions of this Indenture referred to below in this paragraph, and to have satisfied all of its other obligations under the Notes and this Indenture insofar as the Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions hereof, which shall survive such legal defeasance and remain in full force and effect: (i) the rights of Holders of the Notes to receive, solely from the trust fund described in Section 11.02(d)(i), payments in respect of the principal of and Interest on the Notes when such payments are due, (ii) the provisions of Sections 2.05, 2.06, 2.08, 4.02, 4.03,

4.04 and 4.06, and this Article 11 (other than Section 11.01), and if the Notes will be paid on a Redemption Date, Article 3, and (iii) the rights, obligations and immunities of the Trustee hereunder. The Issuer may exercise its option under this Section 11.02(b) notwithstanding the prior exercise of its option under Section 11.02(c). Upon the effectiveness of any legal defeasance (but not covenant defeasance), the Guarantor will be released from its Guarantees of the Notes.

(c) Upon the Issuer’s exercise of the above option applicable to this Section 11.02(c) with respect to the Notes, the Issuer and the Guarantor shall be released from their respective obligations under Section 4.05 to keep in full force and effect its rights (charter and statutory) and franchises (but, for the avoidance of doubt, shall not be released from their respective obligations to do or cause to be done all things necessary to preserve and keep in full force and effect their respective existences (except as permitted under Article 10)) and Sections 4.08 through 4.14, inclusive on and after the date the conditions set forth in Section 11.02(d) are satisfied (hereinafter, “covenant defeasance”), and the Notes shall thereafter be deemed to be not “outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that with respect to the outstanding Notes, the Issuer and the Guarantor may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of reference in any such Section or to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 6.01(d) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture, the Notes and the Guarantees shall be unaffected thereby.

(d) The following shall be the conditions to the effectiveness of legal defeasance pursuant to Section 11.02(b) and covenant defeasance pursuant to Section 11.02(c):

(i) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) an amount in U.S. dollars, or (B) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of and Interest on the Notes, money in an amount, or (C) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of and Interest on the Notes on the Stated Maturity of such principal or installment of principal or interest or the applicable Redemption Date, as the case may be, in accordance with the terms of this Indenture and the Notes.

(ii) In the case of legal defeasance pursuant to Section 11.02(b), the Issuer shall have delivered to the Trustee an opinion of outside counsel reasonably acceptable to the Trustee stating that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; or, in the case of covenant defeasance pursuant to Section 11.02(c), the Issuer shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee to the effect that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(iii) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer or the Guarantor is a party or by which either of them is bound.

(iv) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit, and no Event of Default or event which with notice or lapse of time or both would become an Event of Default under Section 6.01(g) or 6.01(h) shall have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit.

(v) The Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, under this Indenture have been complied with.

(vi) If the monies or Government Obligations or combination thereof, as the case may be, deposited under Section 11.02(d)(i) above are sufficient to pay the principal of and Interest on the Notes provided the Notes are redeemed on a particular Redemption Date, the Issuer shall have given the Trustee irrevocable instructions to redeem the Notes on such date and to provide notice of such redemption to Holders as provided in or pursuant to this Indenture.

(e) The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 11.02 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Notes.

(f) Anything in this Section 11.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon an Issuer Request any money or Government Obligations (or any proceeds therefrom) held by it as provided in Section 11.02(d)(i) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a legal defeasance or covenant defeasance, as applicable, in accordance with this Section 11.02.

Section 11.03. Application of Trust Money. Subject to the provisions of Section 11.05, all money and Government Obligations (and proceeds therefrom) deposited with the Trustee pursuant to Section 11.01 or 11.02 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Issuer or the Guarantor or any of their respective Affiliates or Subsidiaries) as the Trustee may determine, to the Persons entitled thereto, of the principal and Interest for whose payment such money has or Government Obligations have been deposited with or received by the Trustee; but such money and Government Obligations need not be segregated from other funds except to the extent required by law.

Section 11.04. Application of Monies Held. Subject to the provisions of Section 11.05, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Noteholders, all money and Government Obligations (and proceeds therefrom) deposited with it pursuant to Sections 11.01 and 11.02 shall apply the deposited money and Government Obligations (and proceeds therefrom) in accordance with this Indenture and the Notes to the payment of the principal of (including the Redemption Price upon redemption pursuant to Article 3) and Interest on the Notes.

Section 11.05. Return of Unclaimed Monies. Subject to the restrictions of applicable law, the Trustee and each Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or Interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may, at the expense of the Issuer, either publish in a newspaper of general circulation in the City of New York, or cause to be mailed to each Holder entitled to such money, notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 calendar days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to that money must look to the Issuer or Guarantor for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and each Paying Agent shall be relieved of all liability with respect to such money.

Section 11.06. Reinstatement. If the Trustee or any Paying Agent is unable to apply any moneys or Government Obligations deposited pursuant to Section 11.01(a) or 11.02(d)(i) to pay any principal of or Interest on the Notes by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes and the Guarantor’s obligations under this Indenture and the Guarantees shall be revived and reinstated as though no such deposit had occurred, until such time as the Trustee or Paying Agent is permitted to apply all such moneys and Government Obligations to pay the principal of and Interest on the Notes as contemplated by Section 11.01 or 11.02, as the case may be, and Section 11.03; provided, however, that if the Issuer or the Guarantor makes any payment of the principal or Interest on the Notes following the reinstatement of its obligations as aforesaid, the Issuer or the Guarantor, as the case may be, shall be subrogated to the rights of the Holders of the Notes to receive such payment from the funds held by the Trustee or Paying Agent in trust.

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,

OFFICERS AND DIRECTORS

Section 12.01. Indenture and Notes Solely Corporate Obligations. Except as otherwise expressly provided in Article 15, no recourse for the payment of the principal of (including the Redemption Price upon redemption pursuant to Article 3) or Interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or the Guarantor (i) in this Indenture or in any supplemental indenture or (ii) in any Note, or because of the creation of any indebtedness represented thereby, or in any Guarantee, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Guarantor, the Issuer or any of the Guarantor’s or Issuer’s subsidiaries or of any successor thereto, either directly or through the Guarantor, the Issuer or any of the Guarantor’s or Issuer’s subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture, and the issue of the Notes.

ARTICLE 13

[RESERVED]

ARTICLE 14

MEETINGS OF HOLDERS OF NOTES

Section 14.01. Purposes for Which Meetings May Be Called. A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article 14 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Notes.

Section 14.02. Call, Notice and Place of Meetings. (a) The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 14.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 16.03, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

(b) In case at any time the Issuer, pursuant to a Board Resolution, the Guarantor, or the Holders of at least 25% in principal amount of the outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 14.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer, the Guarantor or the Holders of Notes in the amount above specified, as the case may be, may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section 14.02.

Section 14.03. Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Notes, a Person shall be (a) a Holder of one or more outstanding Notes, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Notes shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuer and the Guarantor and their respective counsel.

Section 14.04. Quorum; Action. The Persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum for a meeting of Holders of Notes; provided, however, that if any action is to be taken at such meeting with respect to a request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the outstanding Notes, the Persons entitled to vote such specified percentage in principal amount of the outstanding Notes shall constitute a quorum with respect to such matter. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at the reconvening of any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting adjourned or further adjourned for lack of a quorum, the persons entitled to vote 25% in aggregate principal amount of the then outstanding Notes shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 14.02(a) or (b), as the case may be, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.

Except as limited by the proviso to the first paragraph of Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the persons entitled to vote a majority in aggregate principal amount of the outstanding Notes represented at such meeting; provided, however, that, except as limited by the proviso to the first paragraph of Section 9.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Notes.

Any resolution passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Section 14.04 shall be binding on all the Holders of Notes, whether or not present or represented at the meeting.

Notwithstanding the foregoing provisions of this Section 14.04, if any action is to be taken at a meeting of Holders of Notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all outstanding Notes affected thereby:

(i) there shall be no minimum quorum requirement for such meeting; and

(ii) the principal amount of the outstanding Notes that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

Section 14.05. Determination of Voting Rights; Conduct and Adjournment of Meetings. (a) Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 8.02 and the appointment of any proxy shall be proved in the manner specified in Section 8.02 or by having the signature of the Person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 8.02 to certify to the holding of the Notes. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 8.02 or other proof.

(b) The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer, the Guarantor or by Holders of Notes as provided in Section 14.02(b), in which case the Issuer, the Guarantor or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting.

(c) At any meeting each Holder of such Notes or proxy shall be entitled to one vote for each $1,000 principal amount of the outstanding Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of Notes or proxy.

(d) Any meeting of Holders of Notes duly called pursuant to Section 14.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting, and the meeting may be held as so adjourned without further notice.

Section 14.06. Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 14.02 and, if applicable, Section 14.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer and the Guarantor and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 15

GUARANTEE

Section 15.01. Guarantee. By its execution hereof, the Guarantor acknowledges and agrees that it receives substantial benefits from the Issuer and that the Guarantor is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, subject to the provisions of this Article 15, the Guarantor hereby fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of (including the Redemption Price upon redemption pursuant to Article 3) and Interest on the Notes shall be duly and punctually paid in full when due, whether at the Maturity Date, upon acceleration, upon redemption, or otherwise, and Interest on overdue principal and (to the extent permitted by law) Interest on any overdue Interest, if any, on the Notes and all other obligations of the Issuer to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration, call for redemption or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 15.03 hereof (collectively, the “Guarantee Obligations”).

Subject to the provisions of this Article 15, the Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Issuer (each, a “Benefited Party”) to proceed against the Issuer or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any Benefited Party’s power before proceeding against the Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Guarantor, the Issuer, any Benefited Party, any creditor of the Guarantor or the Issuer or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantor for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantor hereby covenants that, except as otherwise provided therein, the Guarantee shall not be discharged except by payment in full of all Guarantee Obligations, including the principal and Interest on the Notes and all other costs provided for under this Indenture or as provided in Article 7.

If any Holder or the Trustee is required by any court or otherwise to return to either the Issuer or the Guarantor, or any trustee or similar official acting in relation to either the Issuer or the Guarantor, any amount paid by the Issuer or the Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. The Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.

Section 15.02. Execution and Delivery of Guarantee. To evidence the Guarantee set forth in Section 15.01 hereof, the Guarantor agrees that a notation of the Guarantee substantially in the form included in Exhibit A hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantor by two Officers of the Guarantor.

The Guarantor agrees that the Guarantee set forth in this Article 15 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantee.

If an officer whose facsimile signature is on a Note or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture and endorsed on such Note on behalf of the Guarantor.

Section 15.03. Limitation of Guarantor’s Liability; Certain Bankruptcy Events. (a) The Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligations of the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the Guarantee Obligations of the Guarantor under this Article 15 shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the Guarantee Obligations of the Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance.

(b) The Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer, the Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Law or otherwise.

Section 15.04. Application of Certain Terms and Provisions to the Guarantor. (a) For purposes of any provision of this Indenture which provides for the delivery by the Guarantor of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 hereof shall apply to the Guarantor as if references therein to the Issuer or the General Partner, as applicable, were references to the Guarantor.

(b) Any request, direction, order or demand which by any provision of this Indenture is to be made by the Guarantor shall be sufficient if evidenced as described in Section 16.03 hereof as if references therein to the Issuer were references to the Guarantor.

(c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on the Guarantor may be given or served as described in Section 16.03 hereof as if references therein to the Issuer were references to the Guarantor.

(d) Upon any demand, request or application by the Guarantor to the Trustee to take any action under this Indenture, the Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 16.05 hereof as if all references therein to the Issuer were references to the Guarantor.

ARTICLE 16

MISCELLANEOUS PROVISIONS

Section 16.01. Provisions Binding on Issuer’s and Guarantor’s Successors. All the covenants, stipulations, promises and agreements by the Issuer or Guarantor contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.

Section 16.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Issuer or the Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful successor of the Issuer or Guarantor.

Section 16.03. Addresses for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes on the Issuer or Guarantor shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box, or sent by overnight courier, or hand delivered, or sent by telecopier transmission addressed as follows:

To Issuer:

Kilroy Realty, L.P.

12200 West Olympic Boulevard, Suite 200

Los Angeles, California 90064

Telecopier No.: (310) 481-6580

Attention: Chief Financial Officer

To Guarantor:

Kilroy Realty Corporation

12200 West Olympic Boulevard, Suite 200

Los Angeles, California 90064

Telecopier No.: (310) 481-6580

Attention: Chief Financial Officer

Any notice, direction, request or demand hereunder to or upon the Trustee shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes, when received after being given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box, or sent by overnight courier, or hand delivered, or sent by facsimile transmission addressed as follows:

U.S. Bank National Association

633 West Fifth Street, 24th Floor

Los Angeles, California 90071

Attention: Corporate Trust Services (Kilroy Realty, L.P. [    ]% Senior Notes due [        ])

Facsimile No.: (213) 615-6197

The Trustee, by notice to the Issuer, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed by first class mail, postage prepaid, at such Noteholder’s address as it appears on the Note Register and shall be sufficiently given to such Noteholder if so mailed within the time prescribed; provided that notices given or communications made to a beneficial holder may be given through the facilities of the Depositary in accordance with the Depositary’s customary procedures.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed or given in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 16.04. Governing Law. This Indenture, the Notes and the Guarantees endorsed on the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 16.05. Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and, if requested by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 16.06. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Stated Maturity or Maturity Date of any Note or any installment of principal or Interest thereon shall not be a Business Day, then (notwithstanding any other provision of this Indenture or any Note other than a provision in such Note which specifically states that such provision shall apply in lieu hereof), any payment of Interest and/or principal due on such day may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Redemption Date, Stated Maturity or Maturity Date, as the case may be, and no Interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity Date, as the case may be, to such next succeeding Business Day.

Section 16.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, then solely in the event that this Indenture becomes subject to qualification under the Trust Indenture Act or is otherwise qualified under the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 16.08. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Issuer or its subsidiaries is located.

Section 16.09. Benefits of Indenture. Nothing in this Indenture or in the Notes or Guarantees, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder and the Holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 16.10. Table of Contents, Headings, etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 16.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 16.12. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then, to the maximum extent permitted by applicable law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

U.S. Bank National Association hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

KILROY REALTY, L.P.

By:	Kilroy Realty Corporation, as its sole general partner

By:
Name:
Title:

By:
Name:
Title:

KILROY REALTY CORPORATION, as Guarantor

By:
Name:
Title:

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT A

[Include only for Global Notes -]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY,” WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

KILROY REALTY, L.P.	CUSIP: [ ]
ISIN: [ ]

[    ]% SENIOR NOTES DUE [        ]

$[            ]

Kilroy Realty, L.P., a Delaware limited partnership (herein called the “Issuer,” which term includes any successor under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of [            ] DOLLARS ($[            ]), or such lesser amount as is set forth in the Schedule of Increases or Decreases in Note on the other side of this Note, on [                    ] at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay Interest, semi-annually on [                    ] and [                    ] of each year, commencing [                    ], on said principal sum at said office or agency, in like coin or currency, at the rate per annum of [    ]%, from the [                    ] or [                    ], as the case may be, next preceding the date of this Note to which Interest has been paid or duly provided for, unless no Interest has been paid or duly provided for on the Notes, in which case from [                    ], until payment of said principal sum has been made or duly provided for. Principal of and Interest on any Global Note shall be paid in immediately available funds to the account of the Depositary or its nominee. Payment of the principal of Notes not represented by a Global Note shall be made at the office or agency designated by the Issuer for such purpose. Interest on Notes not represented by a Global Note shall be paid (i) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of those Notes and (ii) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

The Issuer promises to pay Interest on overdue principal and (to the extent that payment of such Interest is permitted by applicable law) overdue Interest at the rate borne by the Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated:	KILROY REALTY, L.P.

	By:	Kilroy Realty Corporation, as its sole general partner

By:
Name:
Title:

By:
Name:
Title:

[Seal]

I, [name], [title] of the General Partner, do hereby certify that [name] is on the date hereof, and has been at all times since [date], the duly elected or appointed, qualified and acting [title] of the General Partner, and that [name] is on the date hereof, and has been at all times since [date], the duly elected or appointed, qualified and acting [title] of the General Partner, and that the signatures set forth above are the genuine signatures of such officers, respectively.

[Name]
[Title]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

Dated:		U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

KILROY REALTY, L.P.

[    ]% SENIOR NOTES DUE [        ]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its [    ]% Senior Notes due [        ] (herein called the “Notes”), issued under and pursuant to an Indenture dated as of [                    ] (as the same may be amended or supplemented from time to time, the “Indenture”) among the Issuer, the Guarantor and U.S. Bank National Association, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer, the Guarantor and the Holders of the Notes. Terms (whether or not capitalized) that are defined in the Indenture and used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.

If an Event of Default (other than an Event of Default specified in Section 6.01(g) or 6.01(h) of the Indenture) occurs and is continuing, unless the principal of all the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuer and the Guarantor (and to the Trustee if given by Noteholders), may declare the principal amount of and Interest accrued and unpaid on all the Notes to be immediately due and payable. If an Event of Default specified in Section 6.01(g) or 6.01(h) of the Indenture occurs and is continuing, then the principal amount of and Interest accrued and unpaid on all the Notes shall be immediately due and payable without any declaration or other action on the part of the Trustee or any Holder of Notes.

The Indenture contains provisions permitting the Issuer, the Guarantor and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 9.01 and Section 9.02 of the Indenture. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default, subject to the exceptions set forth in the Indenture.

No reference herein to the Indenture and no provision of this Note, the Guarantee endorsed on this Note or the Indenture shall impair, as among the Issuer and the Holder of the Notes, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and Interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The Notes are issuable in fully registered form, without coupons, in minimum denominations of $1,000 principal amount and in integral multiples of $1,000 in excess thereof. At the office or agency of the Issuer referred to in the Indenture, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be presented for exchange for a like aggregate principal amount of Notes of any other authorized denominations or for registration of transfer.

The Issuer shall have the right to redeem the Notes, in whole at any time and from time to time in part, at the Redemption Price and on the terms and conditions set forth in the Indenture.

The Notes are not subject to redemption through the operation of any sinking fund.

Except as expressly provided in Article 15 of the Indenture, no recourse for the payment of the principal of (including the Redemption Price upon redemption pursuant to Article 3 of the Indenture) or Interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or the Guarantor in the Indenture or any supplemental indenture or in this Note, or because of the creation of any indebtedness represented thereby, or in the Guarantee, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Guarantor, the Issuer or any of the Guarantor’s or Issuer’s Subsidiaries or of any successor thereto, either directly or through the Guarantor, the Issuer or any of the Guarantor’s or Issuer’s subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this Note.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN–COM	as tenants in common

TEN–ENT	as tenant by the entireties

UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Cust	Custodian

JT–TEN	as joint tenants with right of survivorship and not under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

GUARANTEE

Kilroy Realty Corporation, a Maryland Corporation (hereinafter referred to as the “Guarantor,” which term includes any successor under the Indenture, referred to below), hereby irrevocably and unconditionally guarantees on a senior basis on the terms set forth in the Indenture the Guarantee Obligations, which include (i) the due and punctual payment of the principal of (including the Redemption Price upon redemption pursuant to Article 3 of the Indenture) and Interest on the [            ]% Senior Notes due [            ] (the “Notes”) of Kilroy Realty, L.P., a Delaware limited partnership (the “Issuer,” which term includes any successor thereto under the Indenture), whether at the Maturity Date, upon acceleration, upon redemption or otherwise, the due and punctual payment of Interest on any overdue principal and (to the extent permitted by law) Interest on any overdue Interest on the Notes, and the due and punctual performance of all other obligations of the Issuer, to the Holders of the Notes or the Trustee all in accordance with the terms set forth in Article 15 of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration, call for redemption or otherwise.

This Guarantee has been issued under and pursuant to an Indenture dated as of [                    ] (as the same may be amended or supplemented from time to time, the “Indenture”) among the Issuer, the Guarantor and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor thereto under the Indenture). Terms (whether or not capitalized) that are defined in the Indenture and used but not otherwise defined in this Guarantee shall have the respective meanings ascribed thereto in the Indenture.

The obligations of the Guarantor to the Holders of the Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 15 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, the benefit of discussion, protest or notice with respect to the Notes and all demands whatsoever.

No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Guarantor (or any such successor entity) as such, shall have any liability for any obligations of the Guarantor under this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its successors and assigns until full and final payment of all of the Issuer’s obligations under the Notes and Indenture or until legally discharged in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of the Notes, and, in the event of any transfer or assignment of rights by any Holder of the Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collection.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is endorsed shall have been executed by the Trustee or a duly authorized authenticating agent under the Indenture by the manual signature of one of its authorized officers.

The obligations of the Guarantor under this Guarantee shall be limited as provided in Article 15 of the Indenture to the extent necessary to ensure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE 15 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

The Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

Dated:	KILROY REALTY CORPORATION, as Guarantor

By:
Name:
Title:

By:
Name:
Title:

[Seal]

I, [name], [title] of the Guarantor, do hereby certify that [name] is on the date hereof, and has been at all times since [date], the duly elected or appointed, qualified and acting [title] of the Guarantor, and that [name] is on the date hereof, and has been at all times since [date], the duly elected or appointed, qualified and acting [title] of the Guarantor, and that the signatures set forth above are the genuine signatures of such officers, respectively.

[Name]
[Title]

ASSIGNMENT

For value received                      hereby sell(s) assign(s) and transfer(s) unto                      (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      attorney to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

[Include Schedule only for a Global Note]

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Global Note is [            ] DOLLARS ($[            ]). The following increases or decreases in part of this Note have been made:

Date	Amount of Increase in Principal Amount of this Note	Amount of Decrease in Principal Amount of this Note	Principal Amount of this Note following such Increase or Decrease	Signature of Authorized Officer or Trustee